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               Consent of Independent Certified Public Accountants
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Medical Device Technologies, Inc.
San Diego, California

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, Registration Number 333-31767 of our report dated January 31, 1997, relating to the audit of the consolidated financial statements of Medical Device Technologies, Inc. which are contained in Form 10-KSB for the year ended December 31, 1996.


/S/BDO Seidman, LLP
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BDO SEIDMAN, LLP


Los Angeles, California
August 6, 1997